EXHIBIT 23.3


                       [LETTERHEAD OF ASHTON JENKINS MANN]


July  21,  2000


CanArgo  Energy  Corporation
Suite  1580
727  -  7th  Avenue  S.W.
Calgary,  AB  T2P  0Z5

Attention  :     Mr.  Ron  Gerlitz


RE  :  CONSENT  OF  INDEPENDENT  PETROLEUM  CONSULTANTS

With respect to our report effective date January 1, 2000, issued March 27, 2000, entitled "Evaluation of the Ninotsminda Oil and Gas Interests Owned by CanArgo Energy Corporation," we hereby consent to the use of our name under the caption "Experts" and references to experts from the aforementioned document to be included in or made part of the Form S-3 Registration Statement being filed by CanArgo Energy Corporation.


ASHTON  JENKINS  MANN


/s/  BARRY  R.  ASHTON
BARRY  R.  ASHTON,  P.ENG.
PRESIDENT